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EXHIBIT 11
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS





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                                                               THREE MONTHS ENDED JUNE 30,             SIX MONTHS ENDED JUNE 30,
                                                               ---------------------------            --------------------------
                                                                  1996             1995                  1996            1995
                                                               -----------      ----------            ----------      ----------
Income before income taxes.................................     $1,473,599       $629,008            $2,562,921      $1,133,926

Pro forma provision for income taxes @ 39%.................                       245,000                               442,000

Income taxes...............................................        591,000                              751,000

Adjustments for reduction in interest
    expense and effects of shares
    required to pay offering costs,
    and debt of $9,685,000.................................        188,000        169,000               375,000         334,000
                                                                ----------      ---------            ----------      ----------
Pro forma net income.......................................     $1,070,599       $553,008            $2,186,921      $1,025,926
                                                                ==========      =========            ==========      ==========

Average number of common shares outstanding................      3,077,654      2,600,628             3,077,654       2,605,199
Common equivalent shares outstanding.......................        427,385        509,320               427,385         509,320
Shares included in the offering............................      1,886,640      1,886,640             1,886,640       1,886,640
                                                                ----------      ---------            ----------      ----------
Pro forma weighted average number of common
    and common equivalent shares outstanding...............      5,391,679      4,996,588             5,391,679       5,001,159
                                                                ==========      =========            ==========      ==========

Pro forma net income per common and common
    equivalent shares outstanding..........................          $0.20          $0.11                 $0.41           $0.21
                                                                ==========      =========            ==========      ==========
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